EXHIBIT 99.1

Vince Holding Corp. Announces Delay in Fiscal 2016 10-K Filing

NEW YORK, New York – April 14, 2017 – Vince Holding Corp. (NYSE: VNCE), a leading global luxury apparel and accessories brand (“Vince” or the “Company”), today announced that it is delaying the release of its financial results for the fourth quarter and fiscal year ended January 28, 2017.  As such, the Company has filed a Form 12b-25 Notification of Late Filing for its Annual Report on Form 10-K with the Securities and Exchange Commission, extending the deadline to file its Form 10-K on or before April 28, 2017. The extension is necessary due to unanticipated delays in compiling financial reports and other data that are necessary in preparing and completing the financial statements. These delays are related to the transition from Kellwood, the Company’s former parent company, and the integration of the Company’s new ERP System with its internal business processes and third-party systems, as well as additional procedures and processes that the Company is undertaking to ensure that its financial statements are fairly and accurately presented.  In addition, although the Company has not concluded its assessment of the effectiveness of its internal controls over financial reporting as of January 28, 2017, it believes that the transition and implementation described above will result in one or more material weaknesses in internal controls.

Brendan Hoffman, Chief Executive Officer, commented, “We undertook an IT migration project to make Vince independent from the Kellwood platform and to create greater efficiencies in our business. While the implementation was completed, we have experienced difficulties in the integration and identified certain issues associated with these new systems which we believe will result in one or more material weaknesses in internal controls. We are in the process of correcting any systems deficiencies that we have identified and expect this to be completed during fiscal 2017. I would note that, until our systems are fully remediated, we will continue to conduct additional due diligence around our quarterly closing procedures to ensure the accuracy of our financial results.”

The Company currently anticipates that its results for the fiscal year ended January 28, 2017 will be further impacted by, among other matters, material asset impairment charges, including impairment charges relating to its goodwill and tradename, and the recording of a valuation allowance against all of its deferred tax assets in the fourth quarter.  Moreover, the Company has made a specified equity contribution of $1.7 million and currently anticipates to make one or more additional specified equity contributions to its operating subsidiary using a portion of the cash it held for purposes of an equity cure in connection with the Company’s compliance with the covenant relating to the consolidated net total leverage ratio under its term loan facility as of January 28, 2017.  The Company continues to hold approximately $20 million of cash until needed by its operating subsidiary, including for purposes of future equity cures under its credit facilities.  In addition, today the Company entered into a side letter with Bank of America which amends and restates the initial side letter dated March 6, 2017. The side letter provides the Company with the ability, through July 31, 2017, to borrow against a portion of its approximately $20 million of cash currently held.

Furthermore, as required by the new Financial Accounting Standards Board Accounting Standards, management is assessing whether there are conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after its financial statements are issued.  This includes, among other factors, the impact of the current trends in the retail business environment on the Company’s future projections and its effect on the Company’s ability to comply with, or cure any potential future violation of, the Leverage Ratio Covenant during such period.  Such trends have contributed to management lowering the Company’s projections in the past.

Hoffman continued, “In addition, we completed a side letter with Bank of America that increases our borrowing flexibility, allowing us to operate our business more efficiently.  However, in light of the difficult retail environment we believe that it is prudent to consider a scenario in which we do not meet our financial covenants. That said, we have done a lot of work to reset the brand and believe that we are taking the right strategic steps to optimize our wholesale business, expand our direct-to-consumer business and grow our international presence.”

ABOUT VINCE

Established in 2002, Vince is a global luxury brand best known for utilizing luxe fabrications and innovative techniques to create a product assortment that combines urban utility and modern effortless style. From its edited core collection of ultra-soft cashmere knits and cotton tees, Vince has evolved into a global lifestyle brand and destination for both women’s and men’s apparel and accessories. As of January 28, 2017, Vince products were sold in prestige distribution worldwide, including approximately 2,300 distribution locations across more than 40 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company operated 40 full-price retail stores, 14 outlet stores and its e-commerce site, vince.com. Please visit www.vince.com for more information.

This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs (including our obligations under the tax receivable agreement); our ability to successfully complete the migration of our systems and processes from Kellwood Company and to successfully implement the new systems, processes and functions following the migration; our ability to ensure the proper operation of the distribution facility by a third party logistics provider recently transitioned from Kellwood; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage excess inventory in a way that will promote the long-term health of the brand; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth plans, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets;

competition; the impact of recent turnover in the senior management team; the fact that a number of members of the management team have less than one year of tenure with the Company, and the current senior management team has not had a long period of time working together; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with domestic and international laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading "Item 1A—Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Relations Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com

646-277-1200